                                                                     EXHIBIT 1

                            SHARE PURCHASE AGREEMENT
                            ------------------------

     THIS SHARE PURCHASE AGREEMENT (the "Agreement"), is made and entered into this 12th day of October, 1995 by and among QMS, Inc., a Delaware corporation ("Seller"), and Jalak Investments B.V. i.o., a corporation organized or to be organized under the laws of The Netherlands ("Purchaser").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Seller owns 100% of the outstanding shares of common stock of QMS Europe B.V. (the "QMS Europe Stock"); and

     WHEREAS, Seller owns 100% of the outstanding shares of common stock of QMS Australian PTY Ltd. (the "QMS Australia Stock");

     WHEREAS, Seller desires to sell all of the QMS Europe Stock and the QMS Australia Stock (collectively, the "Shares") to Purchaser and Purchaser desires to purchase the Shares from Seller on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

     The following terms used in this Agreement shall have the meaning set forth below:

     Section 1.1 "Closing" shall have the meaning set forth in Section 3.1 herein.

     Section 1.2  "Australian Deed of Transfer" shall mean the deed of transfer attached hereto as Exhibit A to be executed before an Australian notary
                            ---------
public following the Closing and filed with the appropriate authorities in Australia, if necessary, to record or register the transfer.

     Section 1.3 "Closing Date" shall mean the date upon which the Closing is held.

     Section 1.4 "Distributor Agreement" shall mean that certain Master Distributor Agreement to be entered into by Seller, QMS Australia and QMS Europe in substantially the form attached hereto as Exhibit B.
                                             ---------
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     Section 1.5  "Dutch Deed of Pledge" shall mean the Deed of Pledge attached hereto as Exhibit D to be signed before a Dutch notary public following
                   ---------
the Closing and registered or filed, if necessary, with the appropriate Dutch authorities.

     Section 1.6 "Dutch Deed of Transfer" shall mean the deed of transfer attached hereto as Exhibit C to be signed before a Dutch notary public following
                   ---------
the Closing and registered or filed, if necessary, with the appropriate Dutch authorities.

     Section 1.7  "License Agreement" shall mean the Trademark and Trade
Name License Agreement to be entered into by (i) Seller and QMS Europe and (ii) Seller and QMS Australia substantially in the form attached hereto as Exhibit E.
                                                                      ---------

     Section 1.8 "Note" shall mean the Promissory Note in favor of Seller from QMS Europe and QMS Australia in substantially the form attached hereto as

Exhibit F, which shall be subordinate to the loan to QMS Europe from Credit
---------
Lyonais Bank Nederland, N.V..

     Section 1.9  "Option Agreement" shall mean that certain Option
Agreement between Purchaser and Seller substantially in the form attached hereto as Exhibit G granting the Option.
   ---------

     Section 1.10 "Option" shall mean the option to be granted by Purchaser to Seller to re-acquire sixty-five percent (65%) of the outstanding shares of common stock of QMS Europe and QMS Australia which Option is exercisable between November 1, 1998 and November 30, 1998

     Section 1.11 "QMS Australia" shall mean QMS Australia PTY Ltd., a corporation organized under the laws of Victoria, Australia and wholly owned subsidiary of QMS.

     Section 1.12 "QMS Europe" shall mean QMS Europe B.V., a corporation organized under the laws of The Netherlands and wholly owned subsidiary of QMS.

     Section 1.13 "Pledge Agreement" shall mean that certain Pledge and Security Agreement from Purchaser to Seller substantially in the form attached hereto as Exhibit H.
          ---------

                                   ARTICLE 2
                          PURCHASE AND SALE OF SHARES

     Section 2.1  Purchase and Sale of Shares.  At the Closing, subject to
                  ---------------------------
the terms and conditions set forth herein, Seller shall sell to Purchaser and Purchaser shall purchase from Seller the Shares. Seller shall transfer all of its right, title and interest in and to the Shares to Purchaser free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against the Shares.

     Section 2.2  Purchase Price.  The purchase price for the Shares shall
                  --------------
be an amount equal to U.S. Two Million Three Hundred Thirty-Two Thousand Dollars (U.S. $2,332,000.00).

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     Section 2.3  Payment of Purchase Price.  As payment for the Shares,
                  -------------------------
Purchaser shall deliver to Seller U.S. $2,332,000.00 payable by check or wire transfer at the Closing.

     Section 2.4  Allocation of Purchase Price.  The purchase price shall
                  ----------------------------
be allocated between the QMS Europe Stock and QMS Australia Stock as follows:

     (a) QMS Australia Stock - US$1,000,000.00

     (b) QMS Europe Stock - US$1,332,000.00

                                   ARTICLE 3
                                    CLOSING

     Section 3.1  Closing.  The Closing shall take place on the date upon
                  -------
which the cash portion of the purchase price is delivered to Seller, effective as of October 12, 1995 at the offices of Meijer c.s. in The Netherlands, or such other time or place as mutually agreed to by the parties, provided that in no event shall the Closing be held after October 20, 1995.

     Section 3.2  Items To Be Delivered by Seller.  At the Closing and
                  -------------------------------
subject to the terms and conditions contained herein, Seller shall deliver to Purchaser the following:

     (a)  the Distributor Agreement; and

     (b)  the License Agreement.

All of the above-mentioned documents shall be in form and substance satisfactory to Purchaser and its counsel.

     Section 3.3  Items to be Delivered by Purchaser.  At the Closing and
                  ----------------------------------
subject to the terms and conditions contained herein, Purchaser shall deliver to Seller the following:

     (a) the cash portion of the Purchase Price;

     (b)  the Distributor Agreement;

     (c)  the License Agreement;

     (d)  the Option Agreement; and

     (e)  the Pledge Agreement.

All of the above-mentioned documents shall be in form and substance satisfactory to Seller and its counsel.

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                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser as follows:

     Section 4.1  Ownership of Shares.  Seller is the sole record and beneficial
                  -------------------
owner of all of the issued and outstanding Shares, and it has good and valid title to such Shares free and clear of any lien, security interest or encumbrance of any nature and free of any claim by any person to or against such Shares. Seller has the full right, power and authority to sell, assign, transfer and convey the Shares to Purchaser as provided herein.

     Section 4.2  Authorization, Validity and Enforceability.  This Agreement
                  ------------------------------------------
has been duly authorized by all necessary corporate action of Seller. This Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement will not violate or result in a default under any provision of any material commitment, agreement or instrument to which the Seller is a party or by which the Seller is bound and will not contravene any law, rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental agency applicable to the Seller.

     Section 4.3  Litigation.  There are no proceedings pending or threatened,
                  ----------
and there is no order, writ, judgment or decree affecting the Seller which, if adversely determined, would have a material adverse effect on the transactions contemplated hereby.

                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     Section 5.1  Validity and Enforceability.  This Agreement constitutes the
                  ---------------------------
valid and binding obligation of the Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement will not violate or result in a default under any provisions of any material commitment, agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound, and will not contravene any law, rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental agency applicable to Purchaser.

     Section 5.2  Litigation.  There are no proceedings pending or threatened,
                  ----------
and there is no order, writ, judgment or decree affecting the Purchaser, which, if adversely determined, would have a material adverse effect on the transactions contemplated hereby.

     Section 5.3  Investigation.  Purchaser has been afforded access to all
                  -------------
business and financial information and records of QMS Europe and QMS Australia, the opportunity to ask questions of, and receive answers from, the officers and other employees of QMS Europe and QMS Australia relating to all aspects of QMS Europe and QMS Australia and their business, and otherwise to obtain

                                      -4-
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from QMS Europe and QMS Australia any and all information necessary to verify the accuracy of any and all information with respect to QMS Europe and QMS Australia. Purchaser has relied solely on information obtained by it from such investigation, and has not relied on information received by it from any other source (including Seller), in making the investment represented by the purchase of Shares under this Agreement. Purchaser has not looked to Seller for or received from Seller any information in making such investment.


                                   ARTICLE 6
                             CONDITIONS TO CLOSING


     Section 6.1  Purchaser's Obligations.  The Purchaser's obligations to
                  -----------------------
consummate the transactions contemplated hereby are conditioned upon the satisfaction of the following conditions on or prior to the Closing:

     (a)  receipt of the corporate records of QMS Europe and QMS Australia;

     (b) the approval of Purchaser's lender bank(s);

     (c)  receipt of the Distributor Agreement executed by Seller; and

     (d)  receipt of the License Agreement executed by Seller.

     Section 6.2  Seller's Obligations.  The Seller's obligations to consummate
                  --------------------
the transactions contemplated hereby are conditioned upon the satisfaction of the following conditions on or prior to Closing;

     (a) receipt of the Distributor Agreement executed by QMS Europe and QMS Australia;

     (b) receipt of a License Agreement executed by QMS Europe and a License Agreement executed by QMS Australia;

     (c)  receipt of the Option Agreement executed by Purchaser; and

     (d)  receipt of the Pledge Agreement executed by Purchaser.

                                 ARTICLE 7
                      POST-CLOSING COVENANTS OF PURCHASER


     Section 7.1  Settlement of QMS Europe and QMS Australia Intercompany
                  -------------------------------------------------------
Account.  Within 48 hours following the Closing, Purchaser shall cause QMS
-------
Europe to pay in full all amounts owed by QMS Europe and QMS Australia to Seller as of the Closing Date. Such amount shall be paid to the Seller as follows:

     (a)  the Note in the original principal amount of $4,000,000; and

     (b) the balance to be paid by check or wire transfer of readily available U.S. funds.

     Section 7.2  Australian Deed of Transfer.  As soon as practicable after the
                  ---------------------------
Closing, Purchaser and Seller shall cause the Australian Deed of Transfer to be filed with an Australian notary public, and shall have the transfer recorded on the register of shareholders of QMS Australia.

     Section 7.3  Dutch Deed of Transfer.  As soon as practicable after the
                  ----------------------
Closing, Purchaser and Seller shall cause the Dutch Deed of Transfer to be filed with a Dutch notary public, and shall have the transfer recorded on the register of shareholders of QMS Europe.

     Section 7.4  Transfer of QMS Australia to QMS Europe.  Within one (1) year
                  ---------------------------------------
following the Closing Date, Purchaser shall contribute the stock of QMS Australia to QMS Europe.

     Section 7.5  Corporate Governance.  For a period of five (5) years
                  --------------------
following the Closing, Seller shall have the right, at its option, to appoint one (1) supervising member to the board of directors of QMS Europe, and Purchaser shall take all action necessary to effect such appointment.


                                   ARTICLE 8
                                  ARBITRATION

     Section 8.1  Arbitration.   All disputes under this Agreement other than
                  -----------
disputes regarding the Distributor Agreement, which shall be settled as set forth therein, shall be settled by arbitration in Atlanta, Georgia, U.S.A. pursuant to the rules of the American Arbitration Association Commercial Arbitration Rules which rules are deemed to be incorporated by reference herein, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     Section 8.2  Selection of Arbitrators.  The number of arbitrators shall be
                  ------------------------
three (3), each of whom shall be disinterested in the dispute or controversy, shall have no connection with any party hereto and shall be a person experienced in international trade and business matters. Each party shall nominate one (1) arbitrator and the two arbitrators so appointed shall select a third arbitrator.

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     Section 8.3  Arbitration Awards.  Arbitration may be commenced at any time
                  ------------------
by either Purchaser or Seller giving written notice to the other that such dispute has been referred to arbitration under this Article 8. Any award
                                                    ---------
rendered by the arbitrators shall be final, conclusive, non-appealable and binding on the parties hereto and shall be accompanied by a written opinion of the arbitrators giving the reasons for the awards; provided, however, that the arbitrators shall have no authority to award any special, indirect, incidental, consequential, punitive or other damages not measured by the prevailing party's actual damages and the arbitrators may not make any ruling, finding or award that does not conform with the terms and conditions of this Agreement. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other party (including reasonable attorney's fees) and of the arbitrators against the party raising an unreasonable claim, defense or objection.

                                   ARTICLE 9
                                 TAX INDEMNITY

     TAX INDEMNITY.  Seller will indemnify, defend and hold Purchaser harmless
     -------------
from and against all liabilities, losses, damages, claims, actions, causes of actions, costs and expenses (including without limitation attorneys' fees) arising out of or with respect to any tax liability incurred by QMS Europe or QMS Australia prior to the Closing Date.

                                   ARTICLE 10
                                 MISCELLANEOUS

     Section 10.1  Survival of Agreements.  All covenants, agreements,
                   ----------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement and the sale and delivery of the Shares pursuant hereto. The foregoing provisions with regard to the survival of the warranties and representations of the parties in this Agreement is meant only to establish the period of time within which a claim for breach of such warranties and representations may be brought, and is not intended to extend the applicability of such warranties and representations to events or circumstances which may occur after the Closing date.

     Section 10.2  Expenses.  Each party hereto shall pay its own expenses in
                   --------
connection with the transactions contemplated hereby.

     Section 10.3  Access to Books and Records.
                   ---------------------------

     (a) Seller shall, upon reasonable notice to Purchaser, have access to and a right to make copies of the books and records of Purchaser relating to the operations and affairs of QMS Europe and QMS Australia prior to the Closing Date.

     (b) Seller shall permit Purchaser to have access, upon reasonable notice to Seller, to books and records maintained by Seller relating to QMS Europe's and QMS Australia's operations and affairs prior to the Closing Date.

     Section 10.4  Notices.  All notices, requests, consents, or other
                   -------
communication hereunder shall be in writing and shall be delivered personally or by courier or mailed by first class registered or certified mail, postage prepaid, as follows:

If to Seller:             QMS, Inc.
                          One Magnum Pass
                          Post Office Box 81250
                          Mobile, Alabama USA 36689-1250
                          Attn: Legal Department

with a required copy to:  Powell, Goldstein, Frazer & Murphy
                          Sixteenth Floor
                          191 Peachtree Street, N.E.
                          Atlanta, Georgia  30303
                          (404) 572-6600
                          Attention: G. William Speer, Esq.

If to Purchaser:          Jalak Investments B.V. i.o.
                          c/o QMS Europe B.V.
                          Reactorweg 160
                          3542 AD Utrecht
                          P. O. Box 8540
                          3503 RM Utrecht
                          The Netherlands
                          Attn:  Peter van Schaick

with a required copy to:  Meijer c.s.
                          Scheveningseweg 50
                          2517 KW 's - Gravenhage
                          The Netherlands
                          070-358 87 77
                          Attn:  Georg Werger


     Section 10.5  Captions and Section Headings.  As used herein, captions and
                   -----------------------------
section headings are for convenience only and are not a part of this Agreement and shall not be used in construing it.

     Section 10.6  Entire Agreement.  This Agreement and the other documents
                   ----------------
delivered pursuant hereto and thereto, or incorporated by reference herein, contain the entire agreement between the parties hereto concerning the transactions contemplated herein and supersede all prior agreements or understandings between the parties hereto relating to the subject matter hereof.

     Section 10.7  Additional Documents.  The parties hereto will, at any time
                   --------------------
after the date hereof, sign, execute and deliver, or cause others so to do, all such powers of attorney, deeds, assignments, documents and instruments and do or cause to be done all such other acts and deeds as may be necessary or proper to carry out the transactions contemplated by this Agreement.

     Section 10.8  Amendment.  This Agreement may be amended, supplemented or
                   ---------
interpreted at any time, but only by a written agreement executed by the parties hereto.

     Section 10.9  Counterparts.  This Agreement may be executed in
                   ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 10.10  Severability.  If any one or more of the provisions of this
                    ------------
Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

     Section 10.11  Governing Law.  This Agreement shall be governed by the laws
                    -------------
of the State of Georgia.

     Section 10.12  Governing Language.  Regardless of whether a copy of this
                    ------------------
Agreement is translated into another language, the official version hereof shall be the English version, which shall prevail in all cases. All correspondence and communications between the parties, all reports, orders, instructions, literature, records and other written material pertaining to this Agreement shall be maintained and delivered in the English language.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              SELLER:

                              QMS, INC.

                              By: /s/ James L. Busby
                                  ---------------------------------------
                              Title: President
                                    -------------------------------------

                              PURCHASER:

                              JALAK INVESTMENTS B.V. i.o.

                              By: /s/ P.P. van Schaick
                                  ---------------------------------------
                              Title: Managing Director
                                     ------------------------------------